Exhibit 10.1
Agreement and Release

AGREEMENT AND RELEASE

AGREEMENT AND RELEASE, dated June 25, 2006 (this “Agreement”), between Novastar Resources Ltd., a Nevada corporation (“Novastar”), and David DiRicco, an individual (“DiRicco”).

BACKGROUND

DiRicco claims that pursuant to a verbal arrangement he had with Novastar relating to providing investor relations services for a one year period, he is entitled to certain equity compensation, namely, 500,000 warrants to purchase Novastar common stock with an exercise price of $0.15 per share. Novastar disputes this matter, including the amount of claimed compensation for any services provided to Novastar. Novastar and DiRicco desire to resolve the respective claims that each party has or may have against the other upon the terms and conditions set forth in this Agreement without admitting liability therefore, in order to resolve all issues and to avoid the uncertainty, expense and burden of litigation.

NOW, THEREFORE, in consideration of the promises, representations, warranties and covenants contained herein, and intending to be legally bound hereby, the parties agree as follows:

1. RELEASE BY DIRICCO For the consideration and mutual promises specified herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, DiRicco on behalf of himself, his affiliates, agents, employees, assigns, representatives, heirs, and any person or entity that claims any right or interest through or on behalf of any of the foregoing (each a “Releasor”) hereby releases, forgives and forever discharges Novastar, Thorium Power, Inc., their respective subsidiaries, affiliates, successors, predecessors, or agents, and their present or former employees, officers, directors, attorneys and other agents (collectively, the “Novastar Representatives”) from any and all liabilities, obligations, claims, actions, covenants, contracts, agreements, promises, damages and demands whatsoever, whether known or unknown, suspected or unsuspected, matured or unmatured, both at law (including federal and state securities laws) and in equity, which Releasor now has or has ever had against Novastar or any Novastar Representatives arising contemporaneously with or prior to the date of this Agreement on account of, arising out of, or in any way related to any services (including, without limitation, any services relating to investor relations) provided to Novastar or any Novastar Representative by DiRicco or any Releasor, any compensation or other benefits payable therefor by a Novastar Representative, or any other matter relating thereto. For the consideration and mutual promises specified herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, DiRicco agrees for himself and anyone claiming for or through him or any third party, to waive, release, promise and agree not to bring or pursue any judicial, quasi-judicial or administrative action against any Novastar Representative for any reason whatsoever arising out of any claim released by this Agreement. DiRicco further acknowledges and agrees that he has not already filed or otherwise commenced any such action and that he has not assigned, sold or given any of the rights he is releasing to any person or entity.

2. OBLIGATIONS OF NOVASTAR.  In consideration for DiRicco signing this Agreement, Novastar shall promptly, and in any event within ten business days, issue to DiRicco 182,291 shares of Novastar’s Common Stock (the “Shares”). Novastar shall use commercially reasonable efforts to include the Shares in the first registration statement filed by Novastar with the Securities and Exchange Commission hereafter, other than a registration statement on form S-4 or S-8 or any other form that is not available for the registration of the Shares. This obligation of Novastar shall be subject to any existing conflicting contractual obligations of Novastar that may limit the ability of Novastar to register the Shares.

3. REPRESENTATIONS AND WARRANTIES.

(a)   Representations and Warranties of DiRicco. DiRicco hereby represents and warrants that he has the requisite capacity to enter into this Agreement and to carry out his obligations hereunder and that all the statements made by him in this Agreement are true and accurate. This Agreement has been duly executed and delivered by DiRicco and constitutes a valid and binding obligation of DiRicco enforceable in accordance with its terms and conditions.

(b)   Representations and Warranties of Novastar. Novastar represents and warrants that it has the requisite power to enter into this Agreement and to carry out its obligations hereunder and that the terms of this Agreement have been fully disclosed to the Board of Directors (or similar authority) of Novastar, and that the requisite approvals have been obtained, prior to its execution. This Agreement has been duly executed and delivered by Novastar and constitutes a valid and binding obligation of Novastar enforceable in accordance with its terms and conditions.

4. NON-DISPARAGEMENT. DiRicco shall not in any way, directly or indirectly, disparage any Novastar Representative and, without limiting the generality of the foregoing, will not make any public or private written or verbal statements regarding any Novastar Representative that are negative or otherwise disparaging of any such Novastar Representative.

5. MISCELLANEOUS.

(a)   Entire Agreement. This Agreement together with the exhibits and schedules hereto, if any, constitute the entire agreement among the parties and supersede any and all prior agreements, discussions, representations and warranties among the parties with respect to the matters set forth herein. The parties have not relied upon any statements or representations made by any party outside the content of this Agreement.

(b)   Choice of Law. This Agreement shall be governed by and enforceable in accordance with the laws of the Commonwealth of Virginia, without giving effect to the conflict of law principals thereof.

(c)   Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one agreement. Facsimile execution and delivery of this Agreement shall be legal, valid and binding for all purposes.

(d)   Severability. If any provision of this Agreement is determined to be unlawful or otherwise unenforceable, the remaining provisions of this Agreement shall nevertheless continue in full force and effect.

(e)   Parties in Interest; Assignment. This Agreement is binding upon the parties and their respective successors, heirs, legal representatives and permitted assigns.

(f)   Construction. This Agreement shall not be construed against the party preparing it, but shall be construed as if the parties collectively prepared it and any uncertainty or ambiguity shall not be interpreted against any party.

(g)   Modifications; Waiver. This Agreement may not be modified orally. No breach of any provision hereof may be waived unless in writing. Waiver of any breach shall not be deemed to be a waiver of any other breach of the same or of any other provision hereof. All modifications to this Agreement must be in writing and signed by the parties to be charged.

(h)   No Assignments. DiRicco hereby represents and warrants that there has been no assignment or transfer whatsoever of any of the claims released herein. DiRicco agrees to defend and indemnify Novastar against any claim based upon, arising out of or in connection with any such assignment or transfer of a claim released hereunder.

(i)   Advice of Counsel. Each party to this Agreement has had the opportunity to discuss the matter with legal counsel, and enters into this Agreement only after such consultation.

(j)   Waiver Of Jury Trial. EACH PARTY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SETTLEMENT AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

(k)  Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth on the signature page hereto. Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

(l)   No Admission of Liability or Wrongdoing. This Agreement and the negotiations and discussions leading up to this Agreement effect the settlement of claims which are denied and contested, and do not constitute, nor shall they be construed as, an admission of liability by the parties. This Agreement is made solely for the purpose of avoiding the burden and expense of litigation which would be imposed on the parties if the disputes between them remained unsettled. This Agreement does not constitute an admission by any of the parties hereto that they have engaged in any unlawful act. Each of the parties hereto expressly deny that they have engaged in any unlawful act and deny liability for all claims any other party had, has, or may have against them.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

DAVID J. DIRICCO	Address:
1426 Maddux Drive
Redwood City, CA 94061

/s/ David J. DiRicco
David J. DiRicco

NOVASTAR RESOURCES LTD.	Address:
800 Greensboro Drive, Suite 800
McLean, VA 22102

By:/s/ Seth Grae
Seth Grae
President